SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported): March 23, 1995



                             CENTRAL MAINE POWER COMPANY
                (Exact name of registrant as specified in its charter)




                   Maine             1-5139          01-0042740
          (State of Incorporation)   (Commission     (IRS Employer
                                     File Number)    Identification Number)




                        83 Edison Drive, Augusta, Maine 04336
                 (Address of principal executive offices) (zip code)



          Registrant's  telephone  number,  including  area  code:    (207)
          623-3521





          Item 1 through Item 4.  Not applicable.

          Item 5.  Other Events.

               The Company owns 38 percent of the common stock of Maine Yankee Atomic Power Company ("Maine Yankee"), which is the owner and operator of an 860-megawatt nuclear generating plant in Wiscasset, Maine (the "Maine Yankee Plant" or the "Plant"), and purchases approximately the same percentage of the Plant's output at a rate based on Maine Yankee's costs. The Maine Yankee Plant, like other pressurized water reactors, has been experiencing degradation of its steam generator tubes, principally in the form of circumferential cracking, which, until early 1995, was believed to be limited to a relatively small number of tubes. In the past the detection of defects has resulted in plugging the degraded tubes to prevent their subsequent use.

               During the refueling-and-maintenance shutdown that commenced in early February of 1995 and is continuing, Maine Yankee detected through new inspection methods and procedures increased degradation of the steam generator tubes well above its expectations and is assessing the extent of degradation and evaluating available courses of action to address the matter. The detection of a significantly larger number of degraded tubes would adversely affect the operation of the Maine Yankee Plant and result in substantial additional costs to Maine Yankee, with the Company being responsible for its pro-rata share of non-capital costs under its power contract with Maine Yankee. In addition, the Company would incur substantial costs for replacement power, the amount of which would depend on the length of time the Plant is out of service and the prices paid for the replacement power.

               With the termination of the reconcilable fuel-and-purchased-power adjustment under the Company's Alternative Rate Plan ("ARP") that became effective on January 1, 1995, the cost of replacement power during a Maine Yankee outage would in general be treated like other Company expenses, would be limited by the ARP's price index mechanism, and would not be deferred and collected through a specific fuel-rate adjustment as it would have been under the regulatory mechanisms in place prior to January 1, 1995. The result, absent extraordinary circumstances that under certain provisions of the ARP could result in a rate adjustment based on low earnings or the incurring of extraordinary costs by the Company, is that costs associated with replacement power during an extended Maine Yankee outage would have an adverse impact on Central Maine's financial results, during 1995.

               In addition, substantial capital expenditures could be required to restore the Maine Yankee Plant to service, especially if  it  is determined  that  the Plant's  three  steam generators
          should be  replaced.   The cost  of replacement  generators would
          depend to  a  large extent  on whether  suitable generators  were





          already available from a previously canceled plant or otherwise, and, if such generators are available, the Plant could be out of service for up to 12 to 18 months. If it were necessary to manufacture and install new generators, the Plant could be out of service for a substantially longer period. If the generators are replaced, Maine Yankee might request equity contributions from its common stockholders, including the Company, under its capital funds agreements with them, and the stockholders would be required to contribute their pro-rata shares, subject in some cases to regulatory approvals.

               The Company cannot now predict what remedial action Maine Yankee will adopt, to what extent the operation of the Plant will be affected, or what costs will ultimately be borne by the Company, but such costs could be material.

          Item 6 through Item 8.  Not applicable.






                                      SIGNATURE



               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CENTRAL MAINE POWER COMPANY


                                     By:
                                         D. E. Marsh
                                         Vice President, Corporate
                                         Services, and Chief
                                         Financial Officer


          Dated:  March 23, 1995